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                                  VOTING AGREEMENT


          THIS VOTING AGREEMENT (this "Agreement"), dated as of August 16, 1999, is between Communication TeleSystems International, a California corporation (the "Company"), and Gold & Appel Transfer S.A. (the "Investor").

          WHEREAS, the Investor proposes to purchase 30,000 shares of Series A Convertible Preferred Stock (the "Series A Stock") pursuant to that certain Stock Purchase Agreement, dated as of August 16, 1999 (the "Purchase Agreement"), upon the terms and subject to the conditions set forth in the Purchase Agreement; and

          WHEREAS, it is a condition to the purchase and sale of the Series A Stock under the Purchase Agreement that the parties enter into this Agreement.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. VOTING. Investor hereby agrees that, at all times and for so long as Investor has the option to convert, but has not converted, any shares of Series A Stock pursuant to Section 8(A) of the Certificate of Determination of Preferences relating to the Series A Stock, to vote all of such shares of Series A Stock owned or held beneficially by Investor in favor of, and to take such other action as may be reasonably necessary or appropriate to approve, any recapitalization, consolidation or merger of the Company with or into another corporation or entity, and/or the sale of all or substantially all of the assets of the Company to another corporation or entity, so long as such recapitalization, consolidation, merger or sale has been duly approved or consented to by the Board of Directors of the Company. Nothing herein shall be deemed or construed as conferring on Investor any voting or approval rights to which Investor is not otherwise entitled under applicable law.

          2. TRANSFEREES. Investor agrees that it shall not convey, assign or otherwise transfer any shares of the Series A Stock to any transferee as permitted under Section 5.3 of the Purchase Agreement unless the transferee or transferees thereof execute a written agreement, which shall be reasonably satisfactory to the Company, under which such transferee or transferees agree to perform the obligations of Investor hereunder with respect to all shares of Series A Stock so transferred as if such transferee or transferees were a party or parties to this Agreement.

          3. SEVERABILITY. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be so declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof.
The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

          4. AMENDMENT. The provisions of this Agreement may not be amended, modified or supplemented except in a writing executed by the Company and Investor.

          5. INJUNCTIVE RELIEF. Without intending to limit the remedies available to any party, the parties hereto acknowledge that a breach of any of the covenants contained in this Agreement may result in material irreparable injury to the other parties for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the other parties, or any of them, shall be entitled to obtain a temporary


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restraining order and a preliminary or permanent injunction restraining or requiring actions prohibited or required by this Agreement or such other relief as may be required to enforce specifically any of the covenants of this Agreement.

          6. ATTORNEYS' FEES. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorneys' fees, as set by the court and not by a jury, incurred by the successful party (including, without limitation, costs, expenses and fees on any appeal).

          7. CALIFORNIA LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of California, without regard to conflicts of law provisions.

          8. SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, except to the extent herein expressly limited.

          9. LEGENDS. A legend in substantially the following form (or containing substantially the same information as set forth in the following form) shall be inscribed on all the certificates representing shares of stock subject to this Agreement.

          "The shares represented by this certificate are subject to a Voting Agreement dated as of August 16, 1999 between the owner of the shares represented by this certificate and the Corporation. The Corporation will furnish a copy of such agreement to any person without charge upon written request to the Corporation at its principal office."


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          10.  COPIES OF VOTING AGREEMENT.  The Company agrees to make available to any shareholder of the Company, upon request, a copy of this Agreement to the extent then required by California law.

          11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                   THE COMPANY:


                                   Communication TeleSystems International, a California corporation


                                   By: /s/ Edward S. Soren
                                      ---------------------------------------

                                   Title: Executive Vice President
                                         ------------------------------------


          INVESTOR:

          GOLD & APPEL TRANSFER S.A.,
          a British Virgin Islands Corporation


          By: /s/ [ILLEGIBLE]
             -------------------------------------

          Title: Power of Attorney in Fact
                ----------------------------------